UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14837 (Commission File Number)	75-2756163 (IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On March 8, 2016, the Audit Committee of the Board of Directors of Quicksilver Resources Inc. (the “Company”) concluded that the Company would restate its financial statements as of and for the three and nine months ended September 30, 2015 after identifying certain non-cash errors in such financial statements and, therefore, those financial statements should no longer be relied upon. The Company’s proved oil and natural gas reserves as of September 30, 2015 overstated the net proved reserves, with the error in such report occurring as the result of all applicable costs not being considered. The Company was required to record an impairment charge to its full cost pool as of September 30, 2015 due to the ceiling test limitation. The exclusion of costs in the reserve report resulted in a understatement of the applicable non-cash impairment charge in the Company’s financial statements as of and for the three and nine months ended September 30, 2015. The error also resulted in an understatement of the net loss and loss per common share recorded for the three and nine months ended September 30, 2015. There was no effect on the total net cash provided by operating activities included in the statement of cash flows for the nine months ended September 30, 2015.
The Company plans to file an amended quarterly report on Form 10-Q/A for the fiscal quarter ended September 30, 2015, with such amended report containing a restatement of the consolidated financial statements of the Company as of and for the three and nine months ended September 30, 2015. The Company’s Audit Committee and management discussed the amended report and the restated financial statements included therein with the Company’s independent public accounting firm.
The following tables show the effects of the errors in the originally filed financial statements and the adjustments incorporated in the restated financial statements, in each case as of and for the three and nine months ended September 30, 2015.
Condensed Consolidated Balance Sheets

	As of September 30, 2015
	Previously Reported	Adjustments	As Restated

	(in thousands)
Oil and natural gas properties, full cost method	$403,248	(61,760)	$341,488
Property, plant and equipment - net	502,580	(61,760)	440,820
Total assets	730,224	(61,760)	668,464
Retained deficit	(2,349,419)	(61,760)	(2,411,179)
Total stockholders' equity	(1,566,342)	(61,760)	(1,628,102)
Total liabilities and stockholders' equity	730,224	(61,760)	668,464

Condensed Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

	For the Three Months Ended September 30, 2015			For the Nine Months Ended September 30, 2015
	Previously Reported	Adjustments	As Restated	Previously Reported	Adjustments	As Restated

	(in thousands), except for per share data
Impairment	$102,758	$61,760	$164,518	$180,169	$61,760	$241,929
Total expense	164,274	61,760	226,034	403,153	61,760	464,913
Operating income (loss)	(105,287)	(61,760)	(167,047)	(176,034)	(61,760)	(237,794)
Income (loss) before income taxes	(120,300)	(61,760)	(182,060)	(404,122)	(61,760)	(465,882)
Net income (loss)	(122,452)	(61,760)	(184,212)	(409,958)	(61,760)	(471,718)
Comprehensive income (loss)	(128,111)	(61,760)	(189,871)	(433,507)	(61,760)	(495,267)
Earnings (loss) per common share - basic	$(0.69)	$(0.36)	$(1.05)	$(2.33)	$(0.35)	$(2.68)
Earnings (loss) per common share - diluted	$(0.69)	$(0.36)	$(1.05)	$(2.33)	$(0.35)	$(2.68)
Condensed Consolidated Statements of Cash Flows

	For the nine months ended September 30, 2015
	Previously Reported	Adjustments	As Restated

	(in thousands)
Net loss	$(409,958)	(61,760)	$(471,718)
Impairment expense	180,169	61,760	241,929

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Glenn Darden
Glenn Darden
President and Chief Executive Officer

Date: March 14, 2016